                                                                     EXHIBIT 3.5


                                    BYLAWS OF

                                   SYLVAN INC.


ARTICLE 1. MEETING OF STOCKHOLDERS

         Section 1.1 Annual Meetings The annual meeting of stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place, within or without the State of Nevada, as may be designated by the Board of Directors.

         Section 1.2 Special Meetings Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the President or any Vice President, to be held on such date, and at such time and place within or without the State of Nevada, as the Board of Directors, the Chairman of the Board, the President or any Vice President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman of the Board, the President or any Vice President whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board, the President or any Vice President.

         Section 1.3 Notice of Meeting Written notice, signed by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary, of every meeting of stockholders, stating the date and time when, and the place where, it is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by law. The purpose or purposes for which the meeting is called may in the case of an annual meeting, and shall in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at his or her address as it shall appear on the stock books of the Corporation, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         Section 1.4 Quorum The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

         Section 1.5 Adjournments In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

         Section 1.6 Order of Business

                     (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder who complies with the procedures set forth in this Section 1.6.

                     (b) For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the annual meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.6. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.6 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

         Section 1.7 Voting Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law, all questions shall be determined by a majority of the votes cast on such question.

         Section 1.8 Proxies Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his or her duly authorized attorney.

         Section 1.9 Judges of Election The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

               ARTICLE 2. ACTION OF STOCKHOLDERS WITHOUT A MEETING

         Section 2.1 Any action which might have been taken under these Bylaws by vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained.


                          ARTICLE 3. BOARD OF DIRECTORS

         Section 3.1 Number The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them). The first Board of Directors and subsequent Boards of Directors shall consist of six directors until changed as herein provided.

         Section 3.2 Election of Term of Office Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 or
Section 3.7. Each director (whether elected at any annual meeting or to fill a vacancy or otherwise) shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided.

         Section 3.3 Nominations of Directors Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3.3. All nominations by the stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing, (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) as to the stockholder giving notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether the stockholder has complied with this Section 3.3. If the inspectors shall determine that a stockholder has not complied with this Section 3.3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination will be disregarded.

         Section 3.4 Vacancies and Additional Directorships If any vacancy shall occur among the directors by reason of death, resignation or removal or as the result of an increase in the number of directorships, a majority of the directors then in office or a sole remaining director, though less than a quorum, may fill any such vacancy.

         Section 3.5 Meetings A meeting of the board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors.

         The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business.

         Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, the President, any Vice President or any two directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegram, radio or cable, or telephoned or delivered to him or her personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these Bylaws.

         Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing.

         Section 3.6 Quorum and Manner of Action At each meeting of the Board of Directors, the presence of a majority of the total number of members of the Board of Directors, as constituted from time to time, shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, a vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

         Section 3.7 Resignation of Directors Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer and the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.8 Removal of Directors At any special meeting of the stockholders duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting, a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.4.

         Section 3.9 Compensation of Directors Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                ARTICLE 4. ACTION OF THE BOARD WITHOUT A MEETING

         Section 4.1 Any action which might have been taken under these Bylaws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the Board of Directors or such committee.

                       ARTICLE 5. COMMITTEES OF THE BOARD

         Section 5.1 Designation, Power, Alternate Members and Terms of Office The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business affairs of the Corporation and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committees (including alternates) present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

         Section 5.2 Meetings, Notices and Records Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee may be called by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or her residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegram, radio or cable, or telephoned or delivered to him or her personally, no later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these Bylaws.

         Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

         Section 5.3 Quorum and Manner of Acting At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

         Section 5.4 Resignations Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.5 Removal Any member of any committee may be removed with or without cause at any time by the Board of Directors.

         Section 5.6 Vacancies If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

         Section 5.7 Compensation Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.


                               ARTICLE 6. OFFICERS

         Section 6.1 Officers The officers of the Corporation shall be a Chairman of the Board, a President and Chief Executive Officer, a Secretary, a Treasurer, and, if elected by the Board of Directors, one or more Vice Presidents, and such other officers as may be appointed in accordance with the provisions of Section 6.3.

         Section 6.2 Election, Term of Office and Qualifications Each officer (except such officers as may be appointed in accordance with the provisions of Section 6.3) shall be elected by the Board of Directors. Unless otherwise provided in the resolution of election, each officer (whether elected at the first meeting of the Board of Directors, after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his or her office until the first meeting of the Board of Directors after their next annual meeting of stockholders and until his or her successor shall have been elected, or until his or her death, or until he or she shall have resigned in the manner provided in Section 6.4, or shall have been removed in the manner provided in
Section 6.5.

         Section 6.3 Subordinate Officers and Agents The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolution appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

         Section 6.4 Resignations Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, the Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         Section 6.5 Removal Any officer specifically designated in Section 6.1 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 6.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting or any time by any superior officer or agent by the Board of Directors.

         Section 6.6 Vacancies A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointments to such office.

         Section 6.7 The Chairman of the Board The Chairman of the Board shall be elected by the Board of Directors. He or she shall preside at all meetings of the Board of Directors and at all meetings of stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the direction of the Board of Directors, he or she shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. He or she may sign, with any other officer thereunto duly authorized, certificates representing stock of the corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. He or she shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

         Section 6.8 The President If there is no Chairman of the Board, or in the absence of the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation. The President shall, subject to the authority of the Chairman of the Board, if there is one, have all of the powers and duties granted to and imposed upon the Chairman of the Board. The President is charged with the day-to-day supervision of the business affairs and property of the Corporation.

         Section 6.9 The Vice President At the request of the President, or, in his or her absence or disability, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized (the signature to which may be a facsimile signature), and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or these Bylaws.

         Section 6.10 Secretary The Secretary shall

                      (a) record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

                      (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

                      (c) whenever any committee shall be appointed in pursuance of a resolution of the board of Directors, furnish the chairman of such committee with a copy of such resolution;

                      (d) be custodian of the records and of the seal of the corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the Corporation and under its seal shall have been duly authorized;

                      (e) see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

                      (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock books at all reasonable times to such persons as are entitled by law to have access thereto;

                      (g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                      (h) in general, perform all duties incident to the office of Secretary and have such other powers, and perform such other duties, as may from time to time be prescribed by the Board of Directors, the President or these Bylaws.

         Section 6.11 Assistant Secretaries At the request of the Secretary or in his or her absence or disability, the Assistant Secretary designated by him or her (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors, the Chairman of the Board or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. Each Assistant Secretary shall have such other powers, and perform such other duties, as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, the Secretary or these Bylaws.

         Section 6.12 Treasurer The Treasurer shall

                      (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

                      (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 8.3 or to be otherwise dealt with in such manner as the Board of Directors may direct;

                      (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                      (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the corporation and of all of his or her transactions as Treasurer;

                      (e) cause to be kept at the Corporation's principal office, correct books of account of all its business and transactions and such duplicate books of account as he or she shall determine and upon application, cause such books or duplicates thereof to be exhibited to any director;

                      (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;

                      (g) sign (unless the Secretary or Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                      (h) in general, perform all duties incident to the office of the Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or these Bylaws.

         Section 6.13 Assistant Treasurer At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, the Treasurer or these Bylaws.

         Section 6.14 Salaries The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 6.3. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                           ARTICLE 7. INDEMNIFICATION

         Section 7.1 Indemnification The Corporation shall indemnify and advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceedings, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification and advancement of expenses provided for herein shall be construed as a general authorization of advancement of expenses and such indemnification will not create an obligation to repay unless a specific determination is made that the person is not entitled to be indemnified as authorized by law. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. The indemnification and advancement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


ARTICLE 8. EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS

         Section 8.1 Execution of Instruments Generally The Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

         Section 8.2 Borrowing No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

         Section 8.3 Deposits All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         Section 8.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

         Section 8.5 Proxies Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or any Vice President or by any other person or persons thereunto authorized by the Board of Directors.


ARTICLE 9. RECORD DATES

         Section 9.1 Record Dates In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.


                                ARTICLE 10. STOCK

         Section 10.1 Form and Execution of Certificates The certificates of shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary, and Assistant Treasurer or an Assistant Secretary, except that where any such certificates shall be countersigned by a transfer agent and by a registrar, the signatures of any of the officers above specified, and the seal of the Corporation upon such certificates, may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.


ARTICLE 11. CORPORATE SEAL

         Section 11.1 Corporate Seal The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Nevada and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                             ARTICLE 12. FISCAL YEAR

         Section 12.1 Fiscal Year. The Fiscal Year of the Corporation shall begin on the Monday next following the Sunday nearest December 31 of each calendar year or such other day as the Board of Directors may determine by resolution.


ARTICLE 13. AMENDMENTS

         Section 13.1 Amendments. All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by a majority of the votes cast at any Board of Directors meeting or by a majority of the votes cast at any annual or special stockholders meeting by holders of outstanding shares of stock of the Corporation entitled to vote.

         ADOPTED as of the 28th day of June 1994.




                                        /s/ DENNIS C. ZENSEN
                                        -----------------------------
                                        Dennis C. Zensen, President



                                        /s/ FRED Y. BENNITT
                                        -----------------------------
                                        Fred Y. Bennitt, Secretary